STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1998
   981493211 - 2816290


                               STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            DOMESTIC CORPORATION AND
                               FOREIGN CORPORATION


Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is The Majestic Companies, Ltd., a Nevada corporation, formerly known as SkyTex International, Inc, a Nevada corporation; and the name of the corporation being merged into this surviving corporation is The Majestic Companies, Ltd., a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is The Majestic Companies, Ltd., a Nevada corporation, formerly known as SkyTex International, Inc., a Nevada corporation.

FOURTH: The articles of incorporation of the surviving corporation shall be amended in accordance with the laws the State of Nevada, the jurisdiction where the surviving corporation is incorporated.

FIFTH: The Agreement and Plan of Merger is on file at 8880 Rio San Diego Drive, 8th Floor, San Diego, CA 92108, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SEVENTH: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Title 8, Section 262 of the Delaware General Corporation Law. The surviving corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding, and specifies The Majestic Companies, Ltd., 8880 Rio San Diego Drive, 8th Floor, San Diego, CA 92108, as the address to which a copy of such process shall be mailed to the surviving corporation by the Secretary of State.

IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be signed by an authorized officer, the 16th day of December, 1998.

                         THE MAJESTIC COMPANIES, LTD.
                         a Nevada corporation

                         By: Francis A. Zubrowski
                            ---------------------------
                             Francis A. Zubrowski,
                             President and CEO

PAGE 1
                               STATE OF DELAWARE
                               SECRETARY OF STATE                  981493211
                            DIVISION OF CORPORATIONS
                                  P.O. BOX 898
                             DOVER, DELAWARE 19903


9166491
PATTON, BOGGS & BLOW
250 WEST PRATT STREET
BALTIMORE      MD   21201

ATTN: JAMES R. DEVENEY, II
                              DESCRIPTION                            AMOUNT
THE MAJESTIC COMPANIES, LTD.
2816290
               Franchise Tax Paid by Agent                           20.00
                            FILING TOTAL                             20.00

THE MAJESTIC COMPANIES, LTD.
2816290   0250N Merger; Non-Survivor
               Franchise Tax Balance                                546.90
                            FILING TOTAL                            546.90

THE MAJESTIC COMPANIES, LTD.
2985143   0250S Merger; Survivor
                                 Merger                              75.00
                     Receiving/Indexing                              50.00
                         Data Entry Fee                              20.00
        Surcharge Assessment-New Castle                               6.00
       Page Assessment-New Castle Count                              27.00

                           FILING TOTAL                             178.00

                          TOTAL CHARGES                             744.90

                         TOTAL PAYMENTS                             800.88

                     CHARGED TO ACCOUNT                              55.98CR